Exhibit 8.2

July 8, 2005

Accredo Health, Incorporated

1640 Century Center Parkway, Suite 102

Memphis, Tennessee 38134

Ladies and Gentlemen:

We are acting as counsel to Accredo Health, Incorporated, a Delaware corporation (“Accredo”) in connection with the transaction contemplated by the Agreement and Plan of Merger dated as of February 22, 2005 (together with all exhibits, attachments and ancillary agreements thereto, the “Merger Agreement”), by and among Accredo, Medco Health Solutions, a Delaware corporation (“Medco”), and Raptor Merger Sub, a Delaware corporation and a direct wholly owned subsidiary of Medco (“Sub”). Pursuant to the Merger Agreement, Accredo will merge with and into Sub. You have asked us to provide this opinion in connection with the Registration Statement on Form S-4 filed by Medco with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the transaction (the “Registration Statement”).

We hereby confirm to you that, in our opinion, the discussion in the section of the Registration Statement captioned “THE MERGER—Material United States Federal Income Tax Consequences,” to the extent it states matters of law or legal conclusions and subject to the qualifications, assumptions and limitations stated in the section of the Registration Statement captioned “THE MERGER—Material United States Federal Income Tax Consequences,” correctly sets forth the material U.S. federal income tax consequences of the described transaction to Accredo stockholders. In giving this opinion, we have relied upon the accuracy and completeness of the other statements contained in the Registration Statement.

We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to

Accredo Health, Incorporated

July 8, 2005

the Registration Statement and to the reference to us under the caption “THE MERGER—Material United States Federal Income Tax Consequences.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC hereunder.

Sincerely,

/s/ Alston & Bird LLP

Alston & Bird LLP